Exhibit 10.1
                                AMENDMENT TO THE
                       CENTURY TELEPHONE ENTERPRISES, INC.
                           1983 RESTRICTED STOCK PLAN


         WHEREAS, an amendment to the CenturyTel, Inc. 1983 Restricted Stock Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on February 22, 2001 and ratified by the Board of Directors on February 28, 2001 to provide for retirement by a Participant after attaining age fifty-five and completing five years of service, to change references in the Plan to reflect the current name of the Company, and to make other clarifying amendments consistent herewith.

         NOW, THEREFORE, effective immediately, the Plan is hereby amended as follows:

                                       I.

         Section 2(c) of the Plan is hereby amended in its entirety to read as follows:

                  "Retirement Date" shall be the first of the month following or coincident with the date on which a Participant attains age fifty-five (55) and has completed five (5) full years of employment with the Company. The Participant's years of employment with the Company shall be determined by accumulating such Participant's full months of employment with the Company, in the aggregate and without regard to whether such employment was continuous, and dividing such amount by twelve (12).

                                       II.

         Sections 7(b) and 7(c) of the Plan are hereby amended to change references therein to the term "Normal Retirement Date" to be references to "Retirement Date".

                                      III.

         The references in the Plan to "Century Telephone Enterprises, Inc. " are hereby amended to be references to "CenturyTel, Inc.", and the name of the Plan is hereby amended to be the "CenturyTel, Inc. 1983 Restricted Stock Plan".

         IN WITNESS WHEREOF, CenturyTel, Inc. has executed this amendment in its corporate name as of the 25th day of April, 2001.


                                       CENTURYTEL, INC.

                                       By:  /s/ R. Stewart Ewing, Jr.
                                            -------------------------------
                                            R. Stewart Ewing, Jr.
                                            Executive Vice President and
                                            Chief Financial Officer